AMENDMENT TO
PAYPAL HOLDINGS, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT to the PayPal Holdings, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) is adopted by the Compensation Committee of the Board of Directors (the “Committee”) of PayPal Holdings, Inc. (the “Company”), effective as of September 27, 2021.

WHEREAS, the Company has adopted and maintains the Plan;

WHEREAS, the Plan authorizes the Committee, as the Plan’s administrator, to make amendments to the Plan; and

WHEREAS, the Committee desires to amend, and has approved the amendment of, the Plan such that the “Offering Date” (as defined in the Plan) under the Plan for purposes of determining the purchase price is the first business day on or prior to the start of an “Offering Period” (as defined in the Plan), rather than the first business day following the start of the Offering Period.

NOW THEREFORE, the Plan shall be amended effective as of September 27, 2021 to delete Section 5(b) in its entirety and replace it with the following:

“Except as otherwise specified by the Administrator prior to the commencement of an Offering Period (as defined below): (i) the offering periods of this Plan (each, an “Offering Period”) shall be twenty-four (24) month periods commencing on May 1 and November 1 of each year and ending on April 30 and October 31 of each year, and (ii) each Offering Period shall consist of four (4) six-month purchase periods (each, a “Purchase Period”) during which payroll deductions or other contributions of the participants are accumulated under this Plan. The “Offering Date” shall be the first business day of each Offering Period or, for purposes of determining the purchase price under Sections 7 and 8, the first day of the Offering Period if such day is a business day, or the first business day immediately prior to the start of the Offering Period if such first day is not a business day. The last business day of each Purchase Period is referred to as the “Purchase Date.””

Except as expressly amended by this Amendment, all of the terms and conditions of the Plan shall remain in full force and effect.

PayPal Holdings, Inc.

/s/ Kausik Rajgopal
Kausik Rajgopal
EVP, Chief Human Resources Officer